Attachment to James R. Kanely's Form 4 filing:

All of the following Derivatives are Non-Empl Dir Stk Opt (right to buy):

Trans. Date Exer. Price # Securities Exer. Date Expire Date I or D

8/22/2001 $1.70  988  8/22/2004 8/22/2011 D

7/11/2001 $1.70  988  7/11/2004 7/11/2011 D

7/02/2001 $1.75  3,998  7/02/2004 7/02/2011 D

4/02/2001 $1.70  4,116  4/02/2004 4/02/2011 D

1/31/2001 $1.813  926  1/31/2004 1/31/2011 D

1/02/2001 $1.813  3,860  1/02/2004 1/02/2011 D

12/27/2000 $.875  1,919  12/27/2003 12/27/2010 D

11/16/2000 $3.438  488  11/16/2003 11/16/2010 D

10/02/2000 $4.125  1,696  10/02/2003 10/02/2010 D

7/19/2000 $7.50  224  7/19/2003 7/19/2010 D

7/03/2000 $6.75  1,037  7/03/2003 7/03/2010 D

4/19/2000 $8.75  192  4/19/2003 4/19/2010 D

4/3/2000 $9.00  778  4/3/2003 4/3/2010 D

3/24/2000 $9.813  171  3/24/2003 3/24/2010 D

2/09/2000 $12.00  140  2/09/2003 2/09/2010 D

1/03/2000 $12.875  544  1/03/2003 1/03/2010 D

11/01/1999 $12.625  370  11/01/2002 11/01/2009 D

10/28/1999 $13.688  123  10/28/2002 10/28/2009 D

8/02/1999 $17.938  509  8/02/2002 8/02/2009 D

5/03/1999 $13.750  509  5/03/2002 5/03/2009 D

4/08/1999 $10.438  161  4/08/2002 4/08/2009 D

2/24/1999 $12.375  136  2/24/2002 2/24/2009 D

2/17/1999 $11.875  141  2/17/2002 2/17/2009 D

1/29/1999 $13.938  502  1/29/2002 1/29/2009 D

12/31/1998 $15.000  156  12/31/2001 12/31/2008 D